EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors of Agrium Inc.
We consent to the use in the Registration Statement of Agrium Inc. dated March 12, 2008 on Form S-8 of:
•	our Report of Independent Registered Public Accounting Firm dated February 27, 2008 on the consolidated balance sheets of Agrium Inc. (the “Corporation”) as at December 31, 2007 and 2006, and the consolidated statements of operations and retained earnings, comprehensive income and shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2007;

•	our Report of Independent Registered Public Accounting Firm dated February 27, 2008 on the effectiveness of internal control over financial reporting as of December 31, 2007;

•	our Report of Independent Registered Public Accounting Firm dated February 27, 2008, on the supplemental information entitled “Item 18 Reconciliation with United States Generally Accepted Accounting Principles for the years ended December 31, 2007, 2006 and 2005” of the Corporation;

•	our Comments by Auditors for U.S. Readers on Canada — U.S. Reporting Differences;
each of which is incorporated by reference herein.
Signed “KPMG LLP”
Chartered Accountants
Calgary, Canada
March 12, 2008

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